UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2016

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6 Chesterfield Gardens

Longdon, England WIJ 5BQ

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 6, 2016, Ensco plc (the “Company”) and Ensco Jersey Finance Limited, a wholly owned subsidiary of the Company (the “Issuer”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the several initial purchasers named therein (collectively, the “Purchasers”), under which the Issuer and the Company agreed to sell $849,500,000 aggregate principal amount of the Issuer’s 3.00% Exchangeable Senior Notes due 2024, including $99,500,000 aggregate principal amount pursuant to the Purchasers’ option to acquire such additional amount (the “Notes”), in a private placement (the “Private Placement”) conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at an issue price of 100% of par for net proceeds of approximately $825.0 million, after deducting the Purchasers’ discount and estimated expenses of the offering. The closing of the issuance of the Notes occurred on December 12, 2016. The Company intends to use the net proceeds from the Private Placement to fund the cash portion of the purchase price of Notes subject to previously announced exchange offers, to repurchase or refinance other debt and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Issuer and customary indemnification rights.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Indenture

The Notes were issued by the Issuer under an Indenture (the “Indenture”) dated as of December 12, 2016 among the Company, the Issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes bear interest at a rate of 3.00% per year, payable semiannually in arrears on January 31 and July 31 of each year, beginning on July 31, 2017. The Notes will mature on January 31, 2024, unless earlier exchanged, redeemed or repurchased. The Notes are fully and unconditionally guaranteed, on a senior, unsecured basis by the Company.

Holders may exchange their Notes at their option at any time prior to the close of business on the business day immediately preceding July 31, 2023 only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A ordinary shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable exchange price on each of such 20 trading days; (ii) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A ordinary shares and the applicable exchange rate on each such trading day;

(iii) upon the occurrence of specified corporate events; or (iv) if the Issuer calls any or all of the Notes for redemption in the event of certain tax law changes, at any time prior to the close of business on the business day immediately preceding the redemption date. On or after July 31, 2023 until the close of business on the business day immediately preceding the maturity date, holders may exchange their Notes at any time, regardless of the foregoing circumstances. Upon exchange of each $1,000 principal amount of Notes, the Issuer will deliver one exchangeable redeemable preference share (an “ERPS”) of the Issuer with a par value of $0.0000001 and a paid-up value of $1,000, as provided in the Indenture and the Articles of Association of the Issuer (the “Issuer Articles”), which ERPS will be fully and unconditionally guaranteed by the Company pursuant to a Deed Poll entered into by the Company in favor of the Issuer and the holders of any ERPS (the “Deed Poll”). Upon issuance, each ERPS will be immediately transferred, without any action on the part of the exchanging holder, to the Company in consideration for the Company’s payment or delivery, as the case may be, of cash, Class A ordinary shares or a combination of cash and Class A ordinary shares, at the Company’s election.

The exchange rate will initially be 71.3343 Class A ordinary shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $14.02 per Class A ordinary share).  The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.  In addition, following certain corporate events that occur prior to the maturity date, the exchange rate will increase, in certain circumstances, for a holder who elects to exchange its Notes in connection with such a corporate event.  In no event will the exchange rate per $1,000 principal amount of Notes as a result of this adjustment exceed 94.5180 Class A ordinary shares, subject to adjustment as provided in the Indenture.

The Notes may not be redeemed by the Issuer except in the event of certain tax law changes. In addition, no sinking fund is provided for the Notes.

The Indenture contains customary events of default. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid interest, if any, on the Notes to be due and payable.  In case of certain events of bankruptcy, insolvency or reorganization involving the Company or the Issuer, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.  Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Issuer to repurchase for cash all or any portion of their Notes at a  fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

If, at any time during the six-month period beginning on, and including, the date that is six months after the date of issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act of 1933 (the “Securities

Act”), by holders other than the Issuer’s or the Company’s affiliates or holders that were the Issuer’s or the Company’s affiliates at any time during the three months immediately preceding, the Issuer will pay additional interest on such Notes at a rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Issuer’s or Company’s affiliates (or holders that were the Issuer’s or the Company’s affiliates at any time during the three months immediately preceding).

Further, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by holders other than the Issuer’s or the Company’s affiliates or holders that were the Issuer’s or the Company’s affiliates at any time during the three months immediately preceding as of the 375th day after the date of issuance of the Notes, the Issuer will pay additional interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the restrictive legend has been removed from the Notes, the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable as described above by holders other than the Issuer’s or the Company’s affiliates (or holders that were the Issuer’s or the Company’s affiliates at any time during the three months immediately preceding).

The foregoing description of the Indenture, the Notes, the Articles and the Deed Poll does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 3.1, 4.1, 4.2 and 4.3 hereto, respectively.

Item 2.03                                           Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Notes and the underlying Class A ordinary shares, par value $0.10 per share, of the Company have not been registered under the Securities Act and the transactions set forth under Item 1.01 of this report have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as transactions by an issuer not involving any public offering. Other exemptions may apply.

Item 8.01                                           Other Events

Satisfaction of Financing Condition

As a result of the completion of the Private Placement, the financing condition with respect to the Company’s previously announced  exchange offers for outstanding 4.70% Senior Notes due 2021 issued by the Company, 8.50% Senior Notes due 2019 issued by Pride International, Inc., a wholly owned subsidiary of the Company (“Pride”), and 6.875% Senior Notes due 2020 issued by Pride, has been satisfied. The exchange offers are being made pursuant to an offering memorandum issued in connection with the exchange offers, and this report is not an offer to purchase any notes in the exchange offers or an offer to sell, or a solicitation of an offer to buy, any of the notes issued in connection with the exchange offers.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No:

3.1	Articles of Association adopted by the Issuer on December 6, 2016
4.1	Indenture dated as of December 12, 2016 among Ensco plc, Ensco Jersey Finance Limited and Deutsche Bank Trust Company Americas, as trustee
4.2	Form of 3.00% Exchangeable Senior Note due 2024 (included as Exhibit A to Exhibit 4.1)
4.3	Deed Poll, dated as of December 12, 2016, executed by Ensco plc
10.1	Purchase Agreement, dated December 6, 2016, by and among Ensco plc, Ensco Jersey Finance Limited, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO PLC

By:	/s/ Tommy E. Darby
Name:	Tommy E. Darby
Title:	Controller

Date:     December 12, 2016